CLEARBRIDGE INVESTMENTS

CODE OF ETHICS

SCOPE AND PURPOSE

Set forth below is the Code of Ethics (the "Code") for  ClearBridge  Investments  as required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and Rule 17j-1 under the Investment Company Act of 1940,  as  amended (the “Investment Company Act”).

This Code is based on the principle that ClearBridge and its employees owe a fiduciary duty to ClearBridge’s clients, and that all persons covered by this code must therefore avoid activities, interests and relationships  that might (i) present a conflict of interest or  the appearance of a conflict of interest, or (ii) otherwise  interfere  with  ClearBridge’s ability to make decisions in the best interests of any of its clients.

This Code of Ethics applies to all officers, directors and employees (full and part time) of ClearBridge ("Access Persons").

STATEMENT OF POLICIES

(A)

STANDARDS OF BUSINESS CONDUCT

All Access Persons must comply with the following standards of business conduct:

Clients Come First. At all times, Access Persons are required to place  the interests of clients before their own and not to take  inappropriate  advantage  of their position with ClearBridge. An Access Person may not induce or cause a  client to take action, or not to take action, for the Access  Person's  personal benefit, rather than for the benefit of the client.

Do Not Take Advantage. Access Persons may not use their knowledge of open, executed, or pending portfolio transactions to profit by the market effect of such transactions, nor may they use their knowledge of transactions or portfolio  holdings of investment companies and separate accounts managed by ClearBridge to engage in short term or other abusive trading.

Avoid Conflicts of Interest. Conflicts of interest may  arise  in  situations  where client relationships may tempt preferential treatment, e.g., where account size or fee structure would make it more beneficial for the adviser to allocate certain  trades to a client. Conflicts of interest may also arise  in  connection  with securities transactions by employees of the adviser, especially those employees who are aware of actual transactions or client holdings or transactions under consideration for clients.

Compliance policies and procedures have been adopted by  ClearBridge  in  order  to meet all legal obligations to our clients, particularly those arising under the federal securities laws and ERISA. Procedures have been  instituted  to  mitigate  or  obviate  actual or potential conflicts of interest. The Compliance Department's role is to ensure  that appropriate procedures are adopted by the  business  and  to monitor  to ascertain that such procedures are followed.  Any  questions  relating to this Code or other policies  or procedures should be addressed to the Compliance Department.

(B)

CONFIDENTIALITY

Access Persons are expected to honor the confidential nature  of  company and client affairs. Confidential information shall not be communicated outside of ClearBridge or to other affiliated companies of Legg Mason, in compliance with the Information Barrier Policy, and shall only be communicated within ClearBridge on a "need to know" basis.

Access Persons must also avoid making unnecessary disclosure of ANY internal information concerning ClearBridge, Legg Mason, or their affiliates and their business relationships.

For information relating to “material non-public information” and “insider trading,” please see ClearBridge’s Policy on Material Non-Public Information on the intranet site.

(C)

REQUIREMENTS

(i)

All Access Persons who are subject to this Code are required to comply with all federal securities and other pertinent laws applicable to ClearBridge's business.

(ii)

All Access Persons are required to comply with the Personal Securities Transactions Policy incorporated herein.

(D)

DUTY TO REPORT AND NON-RETALIATION POLICY

Should an employee become aware of any conduct which the employee believes may constitute a violation of this Code, the law, or  any  ClearBridge  policy,  the  employee must promptly report such conduct to the General Counsel/Chief Compliance Officer or her designee. All information about potential or suspected violations reported to  the General Counsel/Chief Compliance Officer will be investigated and the identity of the reporting person will be kept confidential. ClearBridge's policy prohibits any retaliatory action against a reporting person, including discharge, demotion, suspension, threats or harassment.

ADMINISTRATION OF THE CODE

The Human Resources Department is  responsible for  ensuring that a copy of the Code  is delivered to all persons at the commencement of their employment with ClearBridge.  As a condition of continuing employment, each employee is required to acknowledge, in writing (See Exhibit A), receipt of a copy of the Code and that he or she understands his/her obligations and responsibilities hereunder within 10 days of becoming an Access Person subject to this Code. Each Access Person is also obligated to acknowledge receipt of any amendments to the Code. On an annual  basis, each Access  Person  must certify that s/he has complied with the Code.

Monitoring for compliance with the Code shall be conducted by the Compliance Department. Any violation of this  Code by employees  will be considered  serious  and  may result in disciplinary action, which may include the unwinding of trades, disgorgement of profits, monetary fine or censure and suspension or termination of employment. Any violation  of  this  Code will be reported by the Compliance Department to the person’s supervisor, and, as appropriate,  to  ClearBridge’s Management Committee and/or to the Chief Compliance Officers of any funds managed by ClearBridge.

QUESTIONS

All questions about an individual's responsibilities and obligations under the  Code  of Ethics should be referred to ClearBridge's General Counsel/Chief Compliance Officer or her designee.

OUTSIDE DIRECTORSHIPS

Personnel are prohibited from serving on the board of directors of any publicly listed or traded company (other than Legg Mason, Inc. or its proprietary registered investment companies) or of any company whose securities are held in any client portfolio, except with the prior authorization (See Exhibit B) of (i) the Chief Executive Officer of ClearBridge or, in his/her absence, the General  Counsel,  and  (ii)  the General Counsel  of Legg Mason, Inc, or his/her designee, based upon a determination that the board service would be consistent with the best interests of ClearBridge’s clients. If permission to serve as a director is given, the company will be placed on a Restricted List. Transactions in that company's securities for client and personal securities accounts will only be authorized when certification has been obtained from  that  company's  Secretary or similar officer that its directors are not in possession of material price sensitive information with respect to its securities.

PERSONAL SECURITIES TRANSACTIONS POLICY

POLICY STATEMENT

While employees are neither prohibited  from  holding  individual  securities  nor  engaging in individual securities transactions, by promulgating this Policy, ClearBridge is not endorsing or encouraging such activity. ClearBridge recognizes that in its role as an investment adviser, its responsibility is to its clients and  their  investments.  Clients  always come first. ClearBridge believes that its primary obligation is that any potential investment first be considered from the perspective of its appropriateness for any client portfolios. Only after it is determined that it is not appropriate for any client should an employee consider it for a personal account.

SUMMARY

All Access Persons are subject to the restrictions contained in this Personal Securities Transactions Policy (the "Policy") with respect to their securities transactions. The following serves as a summary of the most common restrictions. Please refer to specific sections that follow this summary for more detail, including definitions  of  persons covered by this Policy, accounts covered by this Policy ("Covered Accounts"), securities covered by this Policy ("Covered Securities"), reports required by this Policy (“Reports”) and the procedures for compliance with this Policy.

•

All purchases or sales of equity securities and securities convertible into equity securities (generally, stocks, convertible bonds and their equivalents) by employees, and certain of their family members, must be precleared, except as noted below.

•

All employees must execute their transactions in Covered Securities  through approved broker/dealers which are broker/dealers who feed transaction and holding information to ClearBridge through Protegent  PTA®  (“Approved  Brokers”).  The list  of Approved Brokers is on the PTA site.  Permission to use a non-approved  broker  will only be granted in exigent circumstances (See Exhibit C).

•

Portfolio Managers and Portfolio Analysts are prohibited from purchasing or selling a Covered Security within seven calendar days before or after an account managed by them has traded in the same (or a related) security, unless a de minimis exception applies. This includes a change in a model utilized in a retail “SMA” or “wrap” program.

•

All other Access Persons are prohibited from transacting  in  a Covered Security on any day a client is trading in such security, unless a de minimis exception applies.

•

De Minimis Exception: There is a de minimis exception pertaining to transactions  of up to 500 shares in  any 7 calendar day period of a large cap US equity ($10 billion or greater in market cap) or the equivalent number of shares of non-US large cap companies trading in the US as American Depository Receipts or American Depository Shares (“ADRs”).

•

Employees are prohibited from profiting from the purchase and sale or sale and purchase of a Covered Security, or a related security, within 60 calendar days.

•

Portfolio Managers are prohibited from buying securities, directly or indirectly, in an initial public offering. Any other Access Person wishing to buy securities, directly or indirectly, in an initial public offering must receive prior permission from either  co-  Chief Investment Officer (or his designee) and the Chief Compliance Officer (or her designee).

•

Any employee wishing to buy securities, directly or indirectly, in a private placement must receive prior permission from the Chief Compliance Officer and his/her immediate supervisor (See Exhibit D).

•

All employees must report all trades in Reportable Funds, as defined, below.

•

Funds managed by ClearBridge (“Managed Funds”):

o

Shares must be held in an  Approved  Brokerage Account (except if  they are in the Legg Mason 401(k) plan or held directly by the transfer agent of  our proprietary funds). Compliance must be notified of  directly-held  proprietary funds.

o

Shares are subject to a 60 day holding period, as explained below.

DEFINITIONS

ACCESS PERSON means all employees, directors or officers of ClearBridge.

Notwithstanding anything herein to the contrary, this Code does not cover any individual covered under the Legg Mason & Co., LLC Code of Ethics (the “Legg Mason Access Persons”), including, without limitation:

(1)

the Legg Mason representatives on the Clearbridge Board of Directors; and

(2)

any other employee of Legg Mason and Co., LLC who may be considered  an  “Access Person” to ClearBridge (as such term is defined in Rule 204A-1 under the Advisers Act), unless such person has been designated as an Access Person  subject to this Code by the Chief Compliance Officer.

ClearBridge hereby delegates to the Legg Mason Legal and Compliance Department responsibility for monitoring the Legg Mason Access Persons’ compliance with the Legg Mason & Co., LLC Code of Ethics and for enforcing the provisions of the Legg Mason & Co., LLC Code of Ethics against such persons.

PORTFOLIO ANALYST means any research analyst who supports one or more specific management teams and who has been designated as such by the Chief Compliance Officer.

COVERED SECURITIES means stocks, notes, bonds, closed-end funds, exchange- traded funds, off shore funds, hedge funds, debentures, and other evidences of indebtedness, including senior debt, subordinated debt,  investment  contracts, commodity contracts and futures. Managed Funds and Reportable Funds, as defined herein, are also Covered Securities. The same limitations of this Code pertain to transactions in a security related to a Covered Security, such as  an option  to purchase  or sell a Covered Security and any security convertible into or exchangeable for a  Covered Security.

COVERED ACCOUNTS means an account in which Covered Securities are owned by you or an account in which you have a Beneficial Interest, as defined below. A Covered Account includes all accounts that could hold Covered Securities in which the Access Person has a Beneficial Interest regardless of what, if any, securities are maintained in such accounts (thus, even if an account does not hold Covered Securities, if it has the capability of holding Covered Securities, the account must be disclosed). Funds held directly with fund companies do not need to be disclosed if no Managed Funds (as  defined below) or Reportable Funds (as defined below) are held in such accounts. Qualified Tuition Programs (“Section 529 plans” or “College Savings Plans”) are not subject to this Policy.

SECURITIES AND TRANSACTIONS NOT COVERED BY THIS POLICY ARE:

•

shares in any open-end US registered investment company (mutual fund), which is not managed, advised or sub-advised by ClearBridge or a Legg Mason affiliate

•

shares issued by money market funds, including Reportable Funds

•

shares issued by unit investment trusts that are invested exclusively in one or more open-end funds other than Reportable Funds

•

securities which are direct obligations of the U.S. Government (i.e., Treasuries)

•

bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments 1

1

High quality short-term debt instruments means any instrument having a maturity at iss uanc e of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality.

IF A SECURITY IS NOT COVERED BY THIS POLICY, YOU MAY  PURCHASE  OR  SELL IT WITHOUT OBTAINING PRECLEARANCE AND YOU DO NOT HAVE TO REPORT IT.

APPROVED BROKER means any broker/dealer who feeds transaction and holding information to ClearBridge through Sungard Protogent PTA®.

MANAGED FUNDS means US registered investment companies advised or  subadvised by ClearBridge. They can include proprietary as  well as  non-proprietary funds, open-  end, closed-end and exchange-traded funds (“ETFs”).  Access persons  are prohibited from engaging in short sales of ETFs managed by ClearBridge, except short sales against the box.

REPORTABLE FUNDS means US registered investment companies advised or subadvised by any advisory affiliate of ClearBridge. They can include proprietary and non-proprietary funds.

BENEFICIAL INTEREST means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to share at any time in any profit derived from a transaction in a Covered Security.

You are deemed to have a Beneficial Interest in the following:

(1)

any Security owned individually by you;

(2)

any Security owned jointly by you with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in  corporations); and

(3)

any Security in which a member of your Immediate Family has a Beneficial Interest if the Security is held in an account over which you have decision making authority (for example, you act as trustee, executor, or guardian).

You are deemed to have a Beneficial Interest in accounts  held  by  your  spouse  (including his/her IRA accounts), minor children and other members of your immediate family (children, stepchildren, grandchildren, parents, step  parents,  grandparents, siblings, in-laws and adoptive relationships) who share your household.  In addition, you  are deemed to have a Beneficial Interest in accounts maintained by your  domestic  partner (an unrelated adult with whom you share your home and contribute to each  other's support). This presumption may be rebutted by convincing evidence  that  the profits derived from transactions in the Covered Securities will not provide you with any economic benefit.

You have a Beneficial Interest in the following:

•

Your interest as a general partner in Covered Securities held by a  general  or limited partnership;

•

Your interest as a manager-member in the Covered Securities held by a limited liability company;

•

Your interest as a member of an “investment club” or an organization that  is formed for the purpose of investing a pool of monies in Covered Securities;

•

Your ownership of Covered Securities as trustee where either you or members of your immediate family have a vested interest in the principal or  income of  the  trust;

•

Your  ownership of a vested interest in a trust;

•

Your status as a settlor or a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

You do not have a Beneficial Interest in Covered Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest unless you are a controlling equity holder or you have or  share investment control over the Covered Securities held by the entity.

IF YOU ARE IN ANY DOUBT AS TO WHETHER AN ACCOUNT FALLS WITHIN THE DEFINITION OF COVERED ACCOUNT OR WHETHER  YOU  WOULD  BE DEEMED TO HAVE A BENEFICIAL INTEREST IN AN ACCOUNT, PLEASE SEE COMPLIANCE.

BLACK OUT PERIODS

Portfolio Managers - In order to prevent buying or  selling  securities  in  competition with orders for clients, or from taking advantage of knowledge of securities being considered for purchase or sale for clients 2, Portfolio Managers and the Portfolio Analysts working directly with the Portfolio Manager on his/her  portfolios  will not be able to execute a trade in a Covered Security within seven calendar days before or after an account managed by said Portfolio Manager has traded in the same (or a related) security (the “Blackout Period”). The blackout period also pertains  to  situations when the Portfolio Manager changes a model utilized in a retail “SMA” or “wrap” program.

Research Analysts - For purposes of the Vision Fund, a research analyst is deemed  to be a portfolio manager for his/her sleeve of the Fund and is subject to the 14 day Blackout Period for purchases and sales made at his/her direction.

2

A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

All Other Access Persons are precluded from executing a trade in a  Covered  Security on the same day that there is a client order for the same (or a related) security, unless a de minimis exception applies.

De Minimis exception:  Transactions  involving  shares  in certain companies  traded  on US stock exchanges or the NASDAQ will be approved regardless of whether there are outstanding client orders. The exception applies to transactions involving no more than  500 shares, during any 7 calendar day period, per issuer (or the equivalent number  of shares represented by  ADRs) in securities  of companies  with market capitalizations of $10 billion or more. In the case of options, an employee may purchase or sell up to 5 option contracts to control up to 500 shares in the underlying security of such large cap company.

•

Preclearance is required for all de minimis transactions.

HOLDING PERIODS

TRADES BY EMPLOYEES IN MANAGED FUNDS  ARE  SUBJECT  TO  A  60 CALENDAR DAY HOLDING PERIOD. SECURITIES  MAY  NOT  BE  SOLD  OR BOUGHT BACK WITHIN 60  CALENDAR DAYS  AFTER  THE  ORIGINAL TRANSACTION WITHOUT THE PERMISSION OF  THE  CHIEF COMPLIANCE OFFICER.

ACCESS PERSONS CANNOT PURCHASE OR SELL THE SAME COVERED SECURITY WITHIN 60 CALENDAR  DAYS  IF  SUCH  TRANSACTIONS  WILL  RESULT IN A PROFIT.

The Short Term Trading Prohibition does not pertain to individual stock options that are part of a hedged position where the underlying stock has been held for more than 60 calendar days and the entire position (including the underlying security) is closed out. ETFs not managed by ClearBridge are also not subject to the Holding Period.

PRECLEARANCE

•

Preclearance is obtained through the Personal Trading Assistant found under “Compliance” on the ClearBridge intranet site.

•

Preclearance is valid until close of business on the business day during which preclearance was obtained. If the transaction has not been executed within that timeframe, a new preclearance must be obtained.

•

IF YOU WISH TO PURCHASE AN INITIAL PUBLIC OFFERING3, YOU MUST OBTAIN PERMISSION FROM A CO-CIO AND THE CHIEF COMPLIANCE

3

An IPO is an offering of securitiesregistered under the Securities Act, the issuer of which, immediately before the registration, was not subject to reporting requirementsunder the federal securitieslaws.

OFFICER (SEE, EXHIBIT  F).  PORTFOLIO  MANAGERS  CANNOT PARTICIPATE IN IPOS FOR THEIR PERSONAL ACCOUNTS EXCEPT FOR OFFERINGS OF CLOSED END FUND..

•

IF YOU WISH TO PURCHASE SECURITIES  IN  A  PRIVATE  PLACEMENT,4  YOU MUST OBTAIN PERMISSION  FROM  THE  CHIEF COMPLIANCE  OFFICER AND YOUR SUPERVISOR.

The following transactions do not require pre-clearance:

•

Transactions in a Covered Account over which the employee has no  direct  or  indirect influence or control such as where investment discretion is delegated  in  writing to an independent fiduciary.  Fully discretionary accounts  managed by either an internal or external registered investment adviser are permitted and may be custodied away from an Approved Broker if (i)  the employee receives  permission  from the Chief Compliance Officer or his/her designee; and (ii) there is no communication between the manager and the employee with regard to investment decisions prior to execution. The employee must designate that copies of periodic (monthly or quarterly) statements that contain transaction information as  detailed under Reporting Requirements be sent to the Compliance Department;

•

Transactions in ETFs and exchange-traded notes (“ETNs”); however, they must be reported. Transactions in ETFs and ETNs which occur in a Covered Account do not need to be separately reported.

•

Transactions in estate or  trust accounts of which an employee or related person has a beneficial ownership, but no power to affect investment  decisions.  There must be no communication between the account(s) and the employee with regard to investment decisions prior  to execution.  The employee must direct the trustee/bank  to furnish copies of statements that contain transaction information as detailed under Reporting Requirements to the Compliance Department;

•

Transactions which are non-volitional on the part of the employee (i.e., the receipt of securities pursuant to a stock dividend or merger, a gift or inheritance). However, the sale of securities acquired in a non-volitional manner is treated as any  other transaction and subject to pre-clearance.

•

Sales pursuant to a bona fide tender offer.

•

Purchases of the stock of a company pursuant to an automatic investment  plan  which is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined

4

A private placement isan offering of securitiesthat are not registered under the Securities Act because the offering qualified for an exemption from the registration provisions.

schedule and allocation. An automatic investment plan includes a dividend reinvestment  plan.  Payroll  deduction  contributions  to 401(k)  plans  are deemed to be pursuant to automatic investment plans.  (Preclearance  and  reporting  of particular instances of dividend reinvestment is not required; annual reporting of holdings is required).

•

The receipt or exercise of rights issued by a company on a pro rata basis to all  holders of a class of security and the sale of such rights. However, if you purchase  the rights from a third-party,  the transaction must be pre-cleared. Likewise,  the sale  of such rights must be pre-cleared.

•

Purchases and sales of Legg Mason’s publicly traded securities or the receipt or exercise of an employee stock option under any of Legg Mason’s employee stock plans. Note: All employees are subject to the Legg Mason, Inc. Policies and Procedures Regarding Acquisitions and  Disposition of Legg Mason Securities, which is incorporated by reference.

•

Purchases of an employer’s securities done under a bona fide employee benefit plan  or the receipt or exercise of options in an employer’s securities  done under  a bona fide employee stock option plan of a company not affiliated with Legg Mason by an employee of that company who is a member of an  Access  Person’s  immediate family do not require preclearance. However, sales of the employer’s stock, whether part of the employee benefit or stock option plans, do require preclearance and reporting. Furthermore, employee benefit  plans  that  allow  the employee to buy or  sell Covered Securities other than those of the employer are subject to the requirements of the Code, including preclearance, reporting and holding periods.

•

Any transaction involving non-financial commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures.

•

Any acquisition or disposition of a security in connection with an option-related transaction that has been previously approved. For example, if you received clearance to buy a call and then decide to exercise it, you are not required to obtain preclearance in order to exercise the call.

•

Transactions involving options on broad-based indices,  including,  but  not limited to, the S&P 500, the S&P 100, NASDAQ 100, Russell 2000,  Russell  1000,  Russell 3000, Nikkei 300, NYSE Composite and the Wilshire Small Cap.

•

Access Persons desiring to make a bona fide5 gift or charitable contribution of  Covered Securities or who receive a bona  fide  gift of Covered Securities, including  an inheritance, do not need to preclear the transactions. However, such gift or contribution must be reported in the next quarterly report (See “Reporting Requirements”).

•

Fixed income investments other than fixed income securities convertible into equity securities.

•

Transactions in open-end Managed Funds and Reportable Funds (including ETFs). Note: transactions in all closed end funds, including the ones managed by ClearBridge, do require preclearance.

REPORTING REQUIREMENTS

All personnel are required to report the establishment of any new Covered Accounts established during the quarter to Compliance, even if the Covered Account is with an Approved Broker. Employees are also required to  report  to  the  Compliance Department the establishment of any account in a Managed Fund directly  with  the  Funds’ transfer agent.

The Approved Brokers provide the Compliance Department with a daily report of all transactions executed by personnel. The Funds’  transfer  agent  provides  the Compliance Department with transactions in the Managed Funds. If you have received permission to maintain a Covered Account at other than an Approved Broker, including spousal accounts for which you received a waiver from the requirement to preclear, you must arrange for the broker to provide Compliance with the following information.

Reports of Each Transaction in a Covered Security

•

No later than at the opening of business on the business day following the day of execution of a trade for a Covered Account, Compliance must be provided with the following information:

name of security

exchange ticker symbol or CUSIP

nature of transaction (purchase, sale, etc.) number of shares/units or principal amount price of transaction date of trade name of broker

the date the Access Person submits the report

5 A bona fide gift or contribution is one where the donor does not receive anything of monetary value in return.

Quarterly Reports

If you have engaged in a transaction that did not require preclearance but did require reporting, please confirm that Compliance has received the required information, as follows:

No later than 30 days after the end of each calendar quarter, each employee who maintains a Covered Account at other than an Approved Broker will provide Compliance with a report of all transactions  in Covered  Securities  in the quarter, including the name of the Covered Security, the exchange ticker  symbol or  CUSIP,  the number of shares and principal amount, whether it was a buy or sell, the price and the name of the broker through whom effected.

Annual Reports

Within 45 days after the end of the calendar year, each employee must report all his/her holdings in Covered Securities as at December 31, including the title, exchange ticker symbol or CUSIP, number of shares and principal amount of each Covered Security the employee owns (as defined above) and the names of all Covered Accounts. The report  will be made through certification on the Personal Trading Assistant.  Any  holdings  that  do not appear should be provided to Compliance for entry in the system prior to certification. Any employee failing to certify within the required time period will not be allowed to engage in any personal securities transactions.

OTHER REPORTS

Initial Employment

No later than 10 days after initial employment with ClearBridge,  or  notification  of  coverage under this Code, each employee must provide Compliance with a list of each Covered Security s/he owns (as  defined above). The information provided, which must  be current as of a date no more that 45 days prior to the date such person became an employee (or subject to this Code), must include the title of the security, the exchange ticker symbol or CUSIP, the number of shares owned (for equities) and principal amount (for debt securities), The employee must also provide  information,  which must include  the name of  the broker, dealer  or bank with whom  the employee maintains  an account  in which any securities are held for the direct or indirect benefit of the employee. This information will be entered into the Personal Trading Assistant by Compliance and must  be certified to, electronically, by the employee before the employee can effectuate any transactions. If the employee does not maintain a Covered Account with an Approved Broker, s/he will be given a reasonable amount of time to transfer the  Covered Account(s) to an Approved Broker.

Reportable Funds

No later than 30 days after the end of each calendar quarter, TRANSACTIONS IN REPORTABLE FUNDS (OTHER THAN  THOSE  MANAGED BY  CLEARBRIDGE) MUST BE REPORTED.

The information on personal securities transactions received and recorded will be deemed to satisfy the obligations contained in Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act. Such reports may, where appropriate, contain a statement to the effect that the reporting of the transaction is not to  be construed as an admission that the person has  any direct or  indirect beneficial interest  or ownership in the security.

ADMINISTRATION OF THE CODE

At least annually, the Chief Compliance Officer, on behalf  of ClearBridge,  will furnish to the boards or to the Chief Compliance Officer of any US registered investment company to which ClearBridge acts as adviser or subadviser, a written report that:

(i)

Describes any issues arising under the  Code  or this  Policy since the last report to the board, including, but not limited to, information about material violations  of  the Code or this Policy and sanctions  imposed in  response to the  material  violations; and

(ii)

Certifies that the ClearBridge has adopted procedures reasonably necessary to prevent Access Persons from violating the Code or this Policy.

Adopted:

February 14, 2007* Amended: April 1, 2007

Amended:   June 1, 2007

Amended: December 10, 2008

Amended: August 10, 2009

Amended: June 8, 2010

Amended: January 7, 2013

Amended: May 15, 2017

*Amending and Restating the Code of Ethics adopted January 28, 2005, as amended.

.

EXHIBIT A

CLEARBRIDGE INVESTMENTS

Acknowledgement of Code of Ethics Form

I acknowledge that I have received and read the Code of Ethics for ClearBridge dated May 15, 2017. I understand the provisions of the Code of Ethics as described therein and agree to abide by them.

Employee  Name (Print):

Signature:

 Date:

Date of Hire:
Job Function & Title:
Supervisor:
Location:
Floor and/or Zone:
Telephone Number:

This Acknowledgment form must be completed and returned within 10 days of employment to: ClearBridge Compliance

620 8th Avenue New York, NY 10018

Please fax to: (877) 406-7343

Original signature must be sent, however a fax copy may be sent to (877) 406-7343 in order to meet the ten (10) day deadline.

EXHIBIT B

CLEARBRIDGE INVESTMENTS

Outside Directorship Form

Employees must obtain prior written approval from the CEO and Legg Mason Legal and Compliance to serve as a director of any publicly held company or any company whose securities are held by clients. Employees se rving as outside directors are not entitled to indemnification or insurance coverage by ClearBridge or i ts a ffi l iates unless service on the board is at the specific written request of ClearBridge or its affiliates.

COMPLETE ONE COPY OF THIS FORM FOR EACH APPLICABLE ENTITY

Print Name
Title	Office Telephone Number
Department Name	Location
1. Name of Entity	Date

2. Main Activity of the Entity

3. Your Title or Function	Date Association/Term Begins	Date Term Expires	Annual Compensation $

4.

Is the Directorship requested by ClearBridge or its affiliates?

No

Yes

Attach copy of Request Letter and other details

5.

Do you know of any significant adverse information about the entity or any actual or potential conflict of interest between the entity and ClearBridge or its affiliates?

No

Yes

Attach detail and documents.

6.

For PUBLIC COMPANIES attach the most recent “10- K”; “10-Q”; Latest Annual Report; “8-K’s”; and Prospectus

10-K

Attached

Ann. Rpt Attached

Prospectus Attached

For NON-PUBLIC ENTITIES attach Audit Financial Statements

10-Q

Attached

8-K’s Attached

Fin. Stmts.

Attached

7.

Does the entity or any principal have an account or other business relationship with ClearBridge or its affiliates?

No

Yes If yes, specify Account No.or describe relationship

8.

Additional Remarks

Employe e Re pre se nta tions:

•

I will not use any material non-public information gleaned through my directorship for my own benefit nor share any such information with others.

Employee Signature	Employee's Signature		Date
Chief Executive Officer	Print Name	Signature	Date
General Counsel of Legg Mason, Inc.	Print Name	Signature	Date

Upon completion of this form, fax to Compliance at 877-406-7343, then forward via inter-office mail to: ClearBridge Compliance, 620 8th Avenue, New York, NY 10018

EXHIBIT C

CLEARBRIDGE INVESTMENTS

Outside Brokerage Account Approval Request Form

Employee Name: _______________________________

Outside Brokerage Firm Name:
Brokerage Firm Address: (Where letter should be sent)
Account Number:
Full Account Title:

The following information is provided in order to obtain Compliance approval to open and/or maintain a brokerage account outside the approved list of brokers:

Please indicate the reason why you are requesting to open and/or maintain a brokerage account outside of the approved list of brokers:

❑

The account is a fully discretionary account managed by an investment adviser, registered with the SEC.

❑

The account is a joint account with my spouse who works for the brokerage firm where the account will be maintained.

❑

The account is my spouse’s individual account who works for a regulated entity.

❑

Estate or trust accounts of which an employee or related person has a beneficial ownership, but no power to affect investment decisions. There must be no communication between the account(s) and the employee with regard to investment decisions prior to execution.

❑

Other: _____________________________________________________________.

A copy of any relevant statement(s) and this completed form must be provided to:

ClearBridge Compliance 620 8th Avenue

New York, NY 10018

Please fax to: (877) 406-7343

________________	__________	________________________ _ __________
Employee Signature	Date	Chief Compliance Officer Signature Date

EXHIBIT D

CLEARBRIDGE INVESTMENTS

Outside Investment Approval Request Form

ClearBridge policy requires employees to obtain the prior written approval of the Chief Compliance Officer and your immediate supervisor before making an outside investment. Examples of "outside investments" include, but are not limited to, Private Placements and any investments in securities that cannot be made through an Approved Brokerage account. If the investment is a private placement, you must provide a copy of the prospectus, offering statement or other similar document. If you are a registered person, a copy of this form and supporting documentation will be provided to LMIS Compliance.

Employees must not make an outside investment if such investment may present a potential conflict of interest. Approval of such investment reflects a determination that it does not pose a conflict of interest with clients.

PRINT Name		Date
Title/Position	Office Telephone Number
Department Name	Location
Name of Investment	Anticipated Date of Investment	Amount of investment $

Type of

Investment         Private Placement

Other investment which cannot be made

through an approved brokerage account.

(specify)

Is your participation exclusively as

a passive investor?

Yes

No

If No, Please explain any other involvement.

Additional Remarks:

Employe e Re pre sentations:

•

I certify that this investment does not take an investment opportunity from a client.

Send the completed form and all relevant documents to:

ClearBridge Compliance, 620 8th Avenue, New York, NY 10018

Please fax to (877) 406-7343

Employee Signature	Employee's Signature			Date
Supervisor Approval	Print Name of Supervisor	Title of Supervisor	Signature of Supervisor	Date
Chief Compliance Officer Approval	Print Name of CCO	Signature of CCO		Date

EXHIBIT E

CLEARBRIDGE INVESTMENTS

Initial Report of Securities Holdings Form

This report must be signed, dated and returned within 10 days of employment and the holdings report must be current as of a date not more than 45 days prior to the employee becoming a Covered Person. This report must be submitted to the

ClearBridge Compliance 620 8th Avenue

New York, NY 10018

  Please fax to (877) 406-7343

Employee Name:

Date of Employment:

Brokerage Accounts:

❑

I do not have a beneficial ownership of any account(s) with any financial services firm. Please refer to Exhibit “A” for definition of beneficial ownership.

❑

I maintain or have a beneficial ownership in the following account(s) with the financial services firm(s) listed below (attach additional information if necessary-e.g., a brokerage statement). Pleas e include the information required below for any broker, dealer or bank where an account is maintained which holds securities for your direct or indirect benefit as of the date you began your employment.

Name of Financial Service(s) Firm and Address	Account Title	Account Number

Securities Holdings:

Complete the following (or attach a copy of your most recent statement(s)) listing all of the securities holdings in which you have a beneficial ownership, with the exception of non-proprietary U.S. regist ered open-ended mutual funds for which CBI does not serve as adviser or sub-adviser and U.S Government securities if:

•

You own securities that are held by financial services firm(s) as described above. If you submit a copy of a statement, it must include all of the information set forth below. Please be sure to include any additional securities purchased since the date of the brokerage statement that is attached. Use additional sheetsif necessary.

•

Your securities are not held with a financial service(s) firm (e.g., stock and dividend reinvestment programs and private placements, shares held in certificate form by you or for you or shares held at a transfer agent).

Title of Security	Ticker Symbol or CUSIP No.	Number of Shares	Principal Amount	Financial Services Firm

❑

I have no securities holdings to report.

Signature:

Date of Signature:

EXHIBIT F

CLEARBRIDGE INVESTMENTS

INITIAL PUBLIC OFFERING REQUEST FORM

ClearBridge’s Code of Ethics requires employees to obtain the prior written approval of a co-Chief Investment Officer and the Chief Compliance Officer before buying an initial public offering. (An IPO is an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to reporting requirements under the federal securities laws.)

Please note that Portfolio Managers are prohibited from participating in an IPO in their personal accounts except for offerings of closed end funds that are either advised or sub-advised by ClearBridge.

Employees must not make an investment in an initial public offering if such investment may present a potential conflict of interest.

Print Name	Date
Title/Position
Name of Security	Anticipated Date of Offering	Number of Shares

Employe e Re pre sentation:

I certify that this investment does not take an investment opportunity from a client.

Send the completed form and all relevant documents to: ClearBridge Compliance

620 8th Avenue New York, NY 10018

Please fax to (877) 406-7343

Employee Name	Employee's Signature	Date
Chief Compliance Officer	Chief Compliance Officer’s Signature	Date
Co-Chief Investment Officer	Co-Chief Investment Officer’s Signature	Date